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                                                                 Exhibit 10(a)
                                      EMPLOYMENT AGREEMENT
                                      --------------------

      This AGREEMENT made as of the 30th day of January, 1994, by and among COMSAT Corporation, a District of Columbia corporation ("COMSAT"), CTS America, Inc., a Delaware corporation and a wholly owned subsidiary of COMSAT ("CTS"), and Richard E. Thomas, a resident of the Commonwealth of Virginia (the "Executive").

      WHEREAS, COMSAT and CTS have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 30, 1994, among COMSAT, CTS, and Radiation Systems, Inc., a Nevada corporation ("RSI"), pursuant to which RSI will be merged with and into CTS (the "Merger"); and

      WHEREAS, the Executive currently serves as the Chairman of the Board and Chief Executive Officer of RSI; and

      WHEREAS, the Executive is currently subject to an Employment Agreement, as amended November 20, 1993, with RSI (the "RSI Employment Agreement"); and

      WHEREAS, it is a condition to COMSAT's and CTS's obligations under the Merger Agreement to consummate the Merger that Executive enter into an employment agreement with COMSAT on or prior to the date of the Merger; and

      WHEREAS, COMSAT and CTS desire that the RSI Employment Agreement be terminated at the time of consummation of the Merger; and

      WHEREAS, COMSAT desires to employ the Executive, and the Executive desires to become an employee of COMSAT, on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, and intending to be legally bound hereby, COMSAT and the Executive agree as follows:

            1.    EMPLOYMENT; TERMINATION OF RSI EMPLOYMENT AGREEMENT; DUTIES.
                  (a) EMPLOYMENT AND EMPLOYMENT PERIOD. COMSAT shall employ the Executive to serve as President of the COMSAT RSI Division or subsidiary or other successor operating entity within COMSAT (the "Division") for a continuous period of three (3) years (the "Employment Period") commencing on the "Effective Date" (as such term is defined in Section 1.2 of the Merger Agreement).

                  (b) TERMINATION OF RSI EMPLOYMENT AGREEMENT. Effective on the Effective Date, the RSI Employment Agreement shall be terminated and be of no further force and effect.

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                  (c)   OFFICES, DUTIES AND RESPONSIBILITIES.  Effective on the
Effective Date, Executive shall be elected President of the Division of the COMSAT Subsidiary through which the Division shall operate. The Executive shall report to the President of COMSAT and shall be a member of the senior management group of COMSAT. The Executive's offices initially shall be located at RSI's present headquarters building in Sterling, Virginia, and shall during the Employment Period remain in the Washington, D.C. metropolitan area. The Executive shall have the lead responsibility, working with COMSAT's senior management group, to direct and develop the capabilities and performance of the Division.

                  (d) DEVOTION TO INTERESTS OF COMSAT. During the Employment Period the Executive shall render his business services solely in the performance of his duties hereunder. The Executive shall use his best efforts to promote the interests and welfare of COMSAT. Notwithstanding the foregoing, the Executive shall be entitled to undertake such outside activities as are approved in advance by COMSAT's Board of Directors (the "Board"), such approval not to be unreasonably withheld.

            2.    COMPENSATION AND FRINGE BENEFITS.

                  (a) BASE COMPENSATION. COMSAT shall pay the Executive a base salary ("Base Salary") at the rate of $315,000 per year through the end of the Employment Period with payments made in installments in accordance with COMSAT's regular practice for compensating executive personnel. The Base Salary for the Executive shall be reviewed for merit-based increases to be effective each January during the Employment Period consistent with merit-based reviews for COMSAT's senior management group.

                  (b) BONUS COMPENSATION. The Executive will be eligible to receive bonuses under COMSAT's Annual Incentive Plan (the "AIP"). For the year ending December 31, 1994, the Executive shall be paid a guaranteed bonus of at least $100,000 in January 1995. Thereafter, the Executive shall receive bonuses as determined by the Board based upon his satisfying performance goals agreed to in writing by the Executive and the President of COMSAT. In addition, the Committee on Compensation and Management Development (the "Compensation Committee") of the Board may in its discretion award to Executive AIP "Restricted Stock Units" under the COMSAT 1990 Key Employee Stock Plan (the "Option Plan").

                  (c) DEFERRED COMPENSATION. At Executive's option, he may defer up to 25% of his Base Salary and up to 100% of his bonus under the COMSAT Directors and Executives Deferred Compensation Plan.

                  (d) RETENTION BONUSES. The Executive shall be entitled to receive retention bonuses so long as he remains employed by COMSAT on the date such bonuses are payable as follows: (i) 90 days after the Effective Date, a retention bonus of $50,000; (ii) on the first anniversary of the Effective Date, a retention bonus

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of $50,000; (iii) on the second anniversary of the Effective Date, a retention bonus of $50,000; and (iv) on the third anniversary of the Effective Date, a retention bonus of $100,000.

                  (e) FRINGE BENEFITS. The Executive also shall be entitled to such fringe benefits as are generally made available by COMSAT to the senior management group. Such benefits shall include participation in the COMSAT Split Dollar Insurance Plan (which for Executive shall provide a death benefit of $945,000, to be increased by 5.5% annually each January during the Employment Period), the Option Plan, the COMSAT Employee Stock Purchase Plan, the COMSAT Dividend Reinvestment Plan, the Division's health and disability insurance programs, and reimbursement of reasonable expenses incurred in connection with travel and entertainment related to COMSAT's business and affairs. The Executive shall also be provided with a car for business and personal use consistent with his auto benefit previously provided by RSI. In the event of the termination of this agreement for any reason, COMSAT at its expense shall make arrangements to transfer title of the car the Executive is then using to the Executive.

                  (f) SERP. Executive shall be entitled to immediate participation in the COMSAT Insurance and Retirement Plan for Executives, and shall be deemed fully vested in such Plan on the Effective Date.

                  (g) FINANCIAL PLANNING. The Executive shall be entitled to receive financial counseling and planning services provided by COMSAT consistent with similar services provided to the COMSAT senior management group.

            3. STOCK OPTIONS. On the Effective Date COMSAT shall grant to the Executive non-statutory stock options (the "Options") under the Option Plan to purchase 80,000 shares of COMSAT's common stock, without par value ("Common Stock"), at a purchase price equal to the average of the high and low trading price of the Common Stock on the New York Stock Exchange on the date of the execution and delivery of the Merger Agreement, or if such date is not a date on which the Common Stock has traded, the first trading date immediately prior to execution and delivery of the Merger Agreement. Such Options shall be represented by a stock option agreement ("Option Agreement") in the form and containing the terms customarily used by COMSAT for such agreements including terms relating to the length of the Option term, vesting conditions and termination of employment.

            4. RSAs. On the Effective Date, COMSAT shall grant the Executive 18,500 Restrictive Stock Awards (RSAs) under the Option Plan, which RSAs shall entitle Executive to receive dividends (when and in the same amounts as dividends are paid on Common Stock) as provided under the Option Plan. The vesting of such RSAs shall be subject to the satisfaction of objective performance standards to be adopted by the Board and approved by COMSAT's shareholders.

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            5.    TRADE SECRETS.  The Executive shall not (for his own benefit or the benefit of any person or entity other than COMSAT) use or disclose any of COMSAT's trade secrets or other confidential information. The term "trade secrets or other confidential information" includes, by way of example, matters of a technical nature, such as scientific, trade and engineering secrets, "know-how", formulae, secret processes or machines, inventions, computer programs (including documentation of such programs) and research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, lists of customers, and other information of a similar nature to the extent not available to the public, and plans for future development, but shall not include the Executive's knowledge of generic concepts pertaining to manufacturing techniques. After termination of this Agreement, the Executive shall not use or disclose trade secrets or other confidential information unless such information becomes a part of the public domain other than through a breach of this Agreement or is disclosed to the Executive by a third party who is entitled to receive and disclose such information.

            6. RETURN OF DOCUMENTS AND PROPERTY. Upon the effective date of notice of the Executive's or COMSAT's election to terminate this Agreement, or at any time upon the request of COMSAT, the Executive (or his heirs or personal representatives) shall deliver to COMSAT (a) all documents and materials containing trade secrets or other confidential information relating to COMSAT's business and affairs, and (b) all documents, materials and other property belonging to COMSAT, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

            7. DISCOVERIES AND WORKS. All discoveries and works made or conceived by the Executive during his employment by COMSAT, jointly or with others, that relate to COMSAT's activities shall be owned by COMSAT. The term "discoveries and works" includes, by way of example, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings and works of authorship. The Executive shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by, COMSAT to evidence or better assure title to such discoveries and works in COMSAT, (b) assist COMSAT in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all such discoveries and works, and (c) promptly execute, whether during his employment by or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for COMSAT and to protect its title thereto. Any discoveries and works which, within six months after the termination of the Executive's employment by COMSAT, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to work performed by the Executive while with COMSAT and RSI shall, as between the Executive and COMSAT, be presumed to have been made during the Executive's employment by COMSAT.

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            8.    TERMINATION.  This Agreement shall remain in effect during the
Employment Term, and this Agreement and Executive's employment with COMSAT may be terminated only as follows:

                  (a) By Executive at any time upon 60 day advance written notice to COMSAT should COMSAT, without Executive's express written consent, substantially reduce (except in connection with the termination of his employment voluntarily by Executive or by COMSAT for "cause" as defined below) his responsibilities as President of the Division and as a member of COMSAT's senior management group. At the end of the 60 day advance notice period, COMSAT shall pay Executive in a lump sum (subject to withholding obligations as may be imposed by law) (i) his then current Base Salary through the remainder of the Employment Period hereunder, plus (ii) an amount equal to his last bonus under the AIP payable under paragraph (b) of Section 2 of this Agreement multiplied by the number of January months remaining in the Employment
Period, inclusive. In such event, all fringe benefits provided under this Agreement which have not vested shall cease upon the effective date of termination, and COMSAT shall provide Executive such health benefits as may be required under applicable COBRA law and regulation.

                  (b) For purposes of this Agreement, COMSAT shall have "cause" to terminate the Executive's employment hereunder upon (i) the continued and deliberate failure of the Executive to perform his duties, in a manner substantially consistent with the manner prescribed by the Board or the President of COMSAT (other than any such failure resulting from his incapacity due to physical or mental illness), which failure continues for ten days following the Executive's receipt of written notice from the Board or the President of COMSAT specifying the manner in which the Executive is in default of his duties, (ii) the engaging by the Executive in serious misconduct that is materially and demonstrably injurious to COMSAT or its reputation, (iii) the conviction of the Executive of commission of a felony involving a crime of moral turpitude, whether or not such felony was committed in connection with COMSAT's business, or (iv) the circumstances described in Section 9 hereof, in which case the provisions of Section 9 shall govern the rights and obligations of the parties.

            9.    DISABILITY; DEATH.

                   (a) If, prior to the expiration or termination of the Employment Period, the Executive shall be unable to perform his duties by reason of disability or impairment of health for at least six consecutive calendar months, COMSAT shall have the right to terminate this Agreement by giving 60 days written notice to the Executive to that effect, but only if at the time such notice is given such disability or impairment is still continuing. Following the expiration of the notice period, the Employment Period shall terminate with the payment of the Executive's Base Salary for the month in which notice is given. In the event of a dispute as to whether the Executive is disabled within the meaning of this paragraph (a) of Section 9, or the duration of any disability, either party may request a medical examination of the

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Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Executive has become disabled and the date when such disability arose. The cost of any such medical examinations shall be borne by COMSAT.

                  (b) If, prior to the expiration or termination of the Employment Period, the Executive shall die, COMSAT shall pay to the Executive's estate his Base Salary through the end of the month in which the Executive's death occurred, at which time the Employment Period shall terminate without further notice.

                  (c) Nothing contained in this Section 9 shall impair or otherwise affect any rights and interests of the Executive under any compensation plan or arrangement of COMSAT which may be adopted by the Board.

            10.   NON-COMPETITION.

                  (a) Except as provided in paragraph (d) below, the Executive agrees that for a period commencing as of the Effective Date and running through the earlier of (i) the end of the Employment Period if the Executive remains employed by COMSAT for the entire Employment Period or (ii) two years following termination of the Executive's employment by COMSAT for any reason, whether by action of the Executive or COMSAT (the "Non-Competition Period"), the Executive will not, except as otherwise provided herein, engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant, stockholder, partner or in any other individual capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any business which is competitive with any business conducted by the Division.

                  For the purpose of this Agreement, a business shall be considered to be competitive with the business of the Division only if such business is engaged in providing services or products (i) similar to (x) any service or product currently provided by the Division or provided by the Division during the Employment Period; (y) any service or product which evolves from or results from enhancements in the ordinary course during the Non-Competition Period to the services or products provided by the Division as of the date hereof or during the Employment Period; or (z) any future service or product of the Division as to which the Executive materially and substantially participated in the design or enhancement, and (ii) to customers and clients of the type served by the Division during the Non-Competition Period.

                  (b) NON-SOLICITATION OF EMPLOYEES. During the Non-Competition Period, the Executive will not (for his own benefit or for the benefit of any person or entity other than COMSAT) solicit, or assist any person or entity other than COMSAT to solicit, any officer, director, executive or employee of COMSAT to leave his or her employment.

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                  (c)   REASONABLENESS.  The Executive acknowledges that (i) the
markets served by COMSAT are national and international and are not dependent on the geographic location of executive personnel or the businesses by which they are employed, (ii) the length of the Non-Competition Period is linked to the term of the Employment Period and the severance benefit provided for in Section 8(a); and (iii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of COMSAT.

                  (d) INVESTMENT. Nothing in this Agreement shall be deemed to prohibit the Executive from owning equity or debt investments in any corporation, partnership or other entity which is competitive with COMSAT, PROVIDED that such investments (i) are passive investments and constitute five percent (5%) or less of the outstanding equity securities of such an entity the equity securities of which are traded on a national securities exchange or other public market, or (ii) are approved by the Board.

            11. ENFORCEMENT. The Executive agrees that COMSAT's remedies at law for any breach or threat of breach by him of the provisions of Sections
5, 6, 7 and 10 hereof will be inadequate, and that COMSAT shall be entitled to an injunction or injunctions to prevent breaches of the provisions of Sections 5, 6, 7 and 10 hereof and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which COMSAT may be entitled at law or equity.

            12.   ARBITRATION.

                  (a)   Subject to COMSAT's right to enforce Sections
5,6,7 and 10 hereof by an injunction issued by a court having jurisdiction (which right shall prevail over and supersede the provisions of this Section 12), any dispute relating to this Agreement, including the enforceability of this Section 12, arising between the Executive and COMSAT or any of its affiliates shall be settled by arbitration before a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association.

                  (b) The award of any such arbitrator shall be final. Judgment upon such award may be entered by the prevailing party in any federal or state court sitting in Washington, D.C.

                  (c) The costs of arbitration proceedings, excluding attorneys' fees, shall be paid by the party that does not prevail in the arbitration proceedings.

            13. SEVERABILITY. Should any provision of this Agreement be determined to be unenforceable or prohibited by any applicable law, such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition without invalidating the balance of such provision or any other provision

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of this Agreement, and any such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            14. ASSIGNMENT. The Executive's rights and obligations under this Agreement shall not be assignable by the Executive. COMSAT's rights and obligations under this Agreement shall not be assignable by COMSAT except as incident to the transfer, by merger or otherwise, of all or substantially all of the business of the Division. In the event of any such assignment by COMSAT, all rights of COMSAT hereunder shall inure to the benefit of the assignee.

            15. NOTICES. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered or mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail. Unless otherwise changed by notice, notice shall be properly addressed to Executive if addressed to:

                              Richard E. Thomas
                              9207 Light Horse Court
                              Annandale, VA   22030

and properly addressed to COMSAT if addressed to:

                              COMSAT Corporation
                              6560 Rock Spring Drive
                              Bethesda, Maryland 20817

                  Attn:       Vice President, Human Resources and
                              Organization Development

            16. MISCELLANEOUS. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. The validity, interpretation, performance and enforcement of the Agreement shall be governed by the laws of the State of Maryland. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                    /s/ RICHARD E. THOMAS
                                       ---------------------------------------
                                         Richard E. Thomas, Executive

                                    COMSAT CORPORATION


                                    By /s/ BRUCE L. CROCKETT
                                           -----------------------------------
                                           Bruce L. Crockett
                                           President and Chief Executive Officer

                                    CTS AMERICA, INC.


                                    By /s/ C. THOMAS FAULDERS
                                           -----------------------------------
                                           C. Thomas Faulders
                                           Vice President and Chief Financial
                                             Officer


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